UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549





                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 29, 2003


                        N-VIRO INTERNATIONAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


           DELAWARE                    0-21802         34-1741211
 (STATE  OR  OTHER  JURISDICTION     (COMMISSION     (IRS  EMPLOYER
     OF  INCORPORATION)              FILE  NUMBER)   IDENTIFICATION  NO.)


     3450  W.  CENTRAL  AVENUE,  SUITE  328
     TOLEDO,  OHIO                                            43606
     (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)          (ZIP  CODE)


         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (419) 535-6374





ITEM  5.     OTHER  EVENTS

N-Viro International Corporation ("N-Viro" or the "Company") announced today that it has reached agreement with J. Patrick Nicholson, the chairman of the Company's Board of Directors and a consultant to the Company, concerning modification of the terms of Mr. Nicholson's consulting agreement with the Company. Mr. Nicholson presently receives compensation from the Company under the terms of a consulting agreement between him and the Company dated December 2, 1999 and effective July 20, 2002 (the "Consulting Agreement"). In related news, the Company and its Board of Directors announced the settlement of a derivative action brought by Strategic Asset Management, Inc. ("SAMI") in Delaware Chancery Court on June 11, 2003. SAMI presently owns approximately 464,732 shares of the Company's voting, common stock, which shares constitute approximately 17.65% of the aggregate number of shares of voting, common stock issued and outstanding.

The Board began considering the modification of Mr. Nicholson's relationship with the Company in January, 2003, after SAMI began to inquire about the Company's financial statements, the Company's financial performance and the reasonableness of compensation paid to Mr. Nicholson. As a result of SAMI's inquiry, the Board formed a Special Committee comprised of independent directors and chaired by Director Phillip S. Levin.

The Special Committee retained independent legal counsel, who, in turn, retained an independent certified public accounting firm to review financial dealings, including expense reimbursements, between the Company and Mr. Nicholson. On May 14, 2003, the independent counsel delivered a report to the Special Committee indicating that while there had been certain lapses in the Company's expense reimbursement policies and procedures as well as some failures to follow appropriate accounting conventions as they pertained to Mr. Nicholson, there was no wrongdoing on Mr. Nicholson's part.

After reviewing the Special Committee's report, the Board determined that it was appropriate to modify the terms of the Consulting Agreement to reduce the level of compensation as well as to improve financial accountability with respect to the reimbursement of expenses. Since receiving the Special Committee's report, the Board has been negotiating with Mr. Nicholson regarding the nature of modifications to his Consulting Agreement.

On June 11, 2003, concerned that the Board ultimately would accept unreasonable modifications to the Consulting Agreement, SAMI filed in the Delaware Chancery Court a stockholders' derivative action against the Company and the Board (other than Director R. Francis DiPrete, who is an officer and a member of the Board of Directors of SAMI), seeking, among other things, to enjoin the Company from modifying the terms of the Consulting Agreement and further seeking Mr. Nicholson's termination. So as to provide time to resolve the matter voluntarily without incurring litigation costs, the parties consented to the entry of a preliminary injunction that provided that N-Viro would not enter into any new agreement with Mr. Nicholson without SAMI's consent.

At a Special Meeting on July 28, 2003, the Board approved entering into a settlement agreement (the "Settlement Agreement") with SAMI, which N-Viro entered into as of August 1, 2003. A copy of the Settlement Agreement is attached as Exhibit A. The Settlement Agreement provides that, by a set date, either Mr. Nicholson, N-Viro and SAMI participate in a specially-tailored arbitration proceeding to set the terms of Mr. Nicholson's compensation as a consultant to N-Viro or, if Mr. Nicholson would not agree to do so, that N-Viro would terminate the Consulting Agreement for cause.

The Settlement Agreement also requires the Company to reimburse SAMI for up to $100,000 in legal, accounting and consulting fees incurred by SAMI in connection with the lawsuit. The settlement further obligates the Company to issue SAMI a warrant to acquire up to 75,000 shares of the Company's voting, common stock at a purchase price per share of $.72. This price was determined based upon the closing trading price for the Company's voting, common stock on the date that the parties reached oral agreement on the settlement terms. The Settlement Agreement terms are subject to the Chancery Court's approval.

Paragraph 3 of the Background Section of the Settlement Agreement references the resignation of B. K. Wesley Copeland and Bobby Carroll from the Board of Directors of the Company. While, at one point, both Messrs. Copeland and Carroll had submitted their resignations from the Board of Directors of the Company, each of them later decided to rescind the effectiveness of such resignations and remain on the Board.

Following the execution of the Settlement Agreement but prior to the initiation of the arbitration proceeding contemplated therein, N-Viro, SAMI and Mr. Nicholson agreed to determine the new terms of Mr. Nicholson's consultancy by agreement rather than arbitration. A copy of Mr. Nicholson's new consulting agreement (the "New Agreement") with the Company, executed as of August 28, 2003, is attached as Exhibit B.

Under the terms of the New Agreement, Mr. Nicholson will provide consulting services to the Company for a period of five (5) years, subject to renewal, at the Company's discretion, for up to three additional one-year terms. In exchange for such consulting services, Mr. Nicholson will be paid at a rate of One Hundred Twenty-five and 00/100 Dollars ($125.00) per hour, with a minimum commitment on the part of the Company to use at least sixteen (16) hours per month of consulting services. Mr. Nicholson also will be eligible to receive a bonus during each year of the term of his consultancy in an amount equal to five percent (5%) of the net income of the Company, subject to a maximum payment during each year of Thirty Thousand and 00/100 Dollars ($30,000.00). Additionally, Mr. Nicholson shall be entitled to receive commissions in exchange for obtaining government research grants, license fees and other income opportunities. Such commissions are described in detail in Section 4 of Mr. Nicholson's consulting agreement and are based either on the Company's gross or net income from the opportunities created by Mr. Nicholson.

Also under the terms of the New Agreement, the Company is required to provide Mr. Nicholson with Five Hundred and 00/100 Dollars ($500.00) per month for office expenses, plus secretarial support from the Company's existing secretarial resources, and no corporate vehicle. For a period of ten years, the Company will provide Mr. Nicholson and his spouse with medical insurance to supplement their coverage under the federal government's Medicare program, with coverage for Mr. Nicholson's spouse to begin on her sixty-fifth (65th) birthday. With respect to life insurance, for a period of ten years the Company shall contribute up to $10,000.00 per annum toward the cost of a life insurance policy owned and maintained by Mr. Nicholson. Finally, Mr. Nicholson cannot compete with the Company for a period of ten (10) years. In exchange for this commitment, the Company will pay Mr. Nicholson Forty-eight Thousand and 00/100 Dollars ($48,000.00) per year until the earlier of ten (10) years or the date of Mr. Nicholson's death.

In actions related to the modification of the Consulting Agreement, the Company also has demanded the re-payment of approximately $24,000.00 owed to the Company by N-Viro Energy Systems, Inc. ("Systems"), an entity controlled by Mr. Nicholson. The Board has authorized Systems to re-pay the loan, at its option, by surrendering to the Company shares of the Company's voting, common stock owned by Systems having a value equal to the amount of the debt. The Company's loan to Systems pre-dates the implementation of the prohibition on loans to corporate officers and directors included in the Sarbanes-Oxley Act and its rules and regulations.

In light of Mr. Nicholson's diminished duties on behalf of the Company and as part of the terms of the Settlement Agreement, the Board also called upon Mr. Nicholson voluntarily to resign his seat on the Board. As an inducement to Mr. Nicholson to resign from the Board, as well as in recognition of Mr. Nicholson's significant interest in having input on the Board with respect to the management and control of the Company (which interest stems from his control of 558,538 shares of the voting, common stock of the Company or 21.67% of the total number of issued and outstanding shares of the Company's voting, common stock), the Board has authorized the creation of a class of Series A Preferred Stock of the Company (the "Preferred Stock"), one share of which is to be issued to Mr. Nicholson following his resignation from the Board. The holder of the Preferred Stock has the right to elect one member to the Board. The holder always shall be Mr. Nicholson as the Series A Preferred Stock is non-transferable. Furthermore, the Series A Preferred Stock has a term equal to ten years, and the right to appoint a Director is subject to cancellation if Mr. Nicholson ceases to control at least 17.5% of the aggregate number of shares of the Company's voting, common stock issued and outstanding. The Series A Preferred Stock does not have a liquidation preference. A copy of the proposed form of Certificate of Designation, Rights and Preferences is attached as Exhibit C.

Mr. Nicholson has resigned from the Board of Directors of the Company as of Thursday, August 28, 2003. Accordingly, the Company will file the Certificate of Designation, Rights and Preferences with the Secretary of State of the State of Delaware and issue to Mr. Nicholson the Series A Preferred Stock within the next five (5) business days. Mr. Nicholson has indicated that his appointee to the Board will be Brian Burns.

Brian Burns is a resident of Rossford, Ohio. Mr. Burns presently is employed as a division manager with Hammill Manufacturing Co. Impact Cutoff Service. Mr. Burns has been with Hammill Manufacturing Co. since 1997. From 1993 to 1997, Mr. Burns was employed as an attorney with the law firm of Eastman & Smith, LLC, in Toledo, Ohio. Mr. Burns is a magna cum laud graduate of the University of Toledo College of Law and he has a bachelor of arts degree in economics from Harvard University. Mr. Burns is a member of the Ohio State and Toledo bar associations.

The execution of the New Agreement, coupled with the other actions described above, satisfy the conditions for submitting the Settlement Agreement to the Chancery Court for approval.

In other actions related to the Company's governance, the Board approved for submission to the Company's stockholders a form of amendment to the Company's Certificate of Incorporation. The proposed amendment would reduce the size of the Board to not less than 7 directors nor more than 9 directors from the current not less than 9 directors nor more than 11 directors. Furthermore, the proposed amendment would change the manner in which Directors are elected. Presently, the Company's stockholders elect three directors each year to serve a term of three years. Under the proposed amendment, Directors' terms would be reduced to two years, with 4 Directors to be elected in years ending in an odd number and 3 Directors to be elected in years ending in an even number. A copy of the proposed amendment to the Certificate of Incorporation of the Company is attached as Exhibit D. To amend the Certificate of Incorporation to authorize the reduction in size of the Board as well as the reclassification of its members, the proposal must be approved by the affirmative vote of holders of a majority of the Company's shares of voting, common stock presently issued and outstanding. The Company will seek such approval at the next annual meeting of stockholders.


Exhibit A
---------
                         SETTLEMENT AGREEMENT AND RELEASE
                         ------------------------------


     This Settlement Agreement and Release (the "Agreement") is among Strategic Asset Management, Inc. ("SAMI"), N-Viro International Corporation ("N-Viro"), Michael Nicholson, Terry J. Logan, Bobby B. Carroll ("Carroll"), Phillip Levin, Daniel J. Haslinger and B. K. Wesley Copeland ("Copeland") (jointly referred to as the "Non-JPN Defendant Directors"). This Agreement shall be effective as of the date (the "Effective Date") it is approved by the Court of Chancery of the State of Delaware for New Castle County (the 'Chancery Court").

                                   Background
                                   ----------

     1.     SAMI, derivatively and on behalf of N-Viro, has brought suit against
J. Patrick Nicholson ("JPN"), the Non-JPN Defendant Directors and N-Viro as a nomina1 defendant in the Chancery Court (Case No. 20360) (the "Lawsuit").

     2. SAMI, formerly known as Worldtech Waste Management, Inc,. was a shareholder of N-Viro at all times relative to the matters related in the Lawsuit, and remains an N-Viro shareholder as of the date SAMI executes this Agreement.

     3. The Non-JPN Defendant Directors were all Directors of N-Viro's Board of Directors (the "Board") at the time SAMI filed the Lawsuit. Carroll and Copeland have since resigned from the Board.

     4. The Lawsuit alleges, among other things, that the Board of Directors, other than R. Francis DiPrete, were seeking to entrench themselves and were breaching their fiduciary duties with regard to compensation for N-Viro's former Chief Executive Officer, JPN, including but not limited to JPN's current consulting agreement (the "Consulting Agreement") with N-Viro, a copy of which is attached as Exhibit 1, and alternatives to the Consulting Agreement being considered by N-Viro.

     5. On July 18, 2003, this Court entered a Temporary Restraining Order (the "Order") that, among other things, prevents N-Viro from entering into any new agreements with JPN. A copy of the Order is attached as Exhibit 2.

     6. The Non-JPN Defendant Directors deny the accusations in the Lawsuit, and believe they have fully complied with their fiduciary duties by, among other things, having set up an independent special committee with its own independent counsel to review issues related to JPN's compensation and to make recommendations, which the Board was prepared to follow.

     7. N-Viro believes that it has a sufficient good faith basis for terminating for cause the Consulting Agreement if N-Viro's Directors and Officers should believe that such termination is in N-Viro's best interest.

     8. On July 28, 2003 the Board adopted a resolution that provided that JPN had until August 4, 2003 to decide whether to enter into arbitration among SAMI, N-Viro and JPN to resolve all disputes relating to (a) N-Viro's compensation of and other payments to JPN and (b) JPN's repayments to N-Viro for allegedly improper payments and reimbursements received by JPN (the
"Arbitration"). Attached as Exhibit 3 are the Arbitration Terms. The resolution provided further that if JPN should choose not to enter into the Arbitration, N-Viro's Chief Executive Officer would call a special meeting of the Board for August 5. 2003, at which he would recommend that N-Viro terminate for cause the Consulting Agreement, and the Board's Special Committee shall determine with all due speed what amount JPN shall repay to N-Viro for allegedly improper payments and reimbursements received by JPN, and shall demand immediate reimbursement.

     9. On July 28, 2003 N-Viro demanded that on or before August 4, 2003, N-Viro Energy Systems. Inc., ("Systems") repay its demand loan (the "Loan") from N-Viro, in the full face amount plus interest at a rate sufficient to avoid imputed income (the "Amount Owed"), in cash or in N-Viro shares to be valued at the fair market value at the date of payment, which shall be the average closing price of N-Viro's shares for the prior five business days. Systems' shares are deemed to be controlled by JPN for purposes of the Securities Exchange Act of 1934. N-Viro's demand specified that if Systems should not repay the Loan on or before August 4, 2003, N-Viro's Chief Executive Officer would call a special meeting of the Board for August 5, 2003 at which he would recommend that N-Viro terminate for cause the Consulting Agreement. Systems shall have the option, at its discretion, of placing the Amount Owed in cash or in N-Viro stock (valued at the price that is the average of the closing prices of N-Viro shares for the five business days prior to transfer) in escrow with David Kuhl on or before August 4, 2003. The Special Committee shall have the authority to determine on or before August 21, 2003 whether Systems shall be granted offsets to the Loan. N-Viro shall then be able to apply the funds or shares held in escrow toward satisfaction of the amounts decided by the Special Committee to be owing under the Loan.

     10. On July 28, 2003, the Board adopted a resolution that provided that, in exchange for JPN's resignation from the Board, N-Viro shall offer JPN one share of preferred stock pursuant to an approved Certificate of Designation, which guarantees to JPN the right to select one qualified Director who is not related to JPN. The option shall expire if JPN does not choose to exercise it on or before August 4, 2003.

     11. With no party admitting any liability, all the parties to this Agreement seek to advance N-Viro's best interest. Accordingly, they have agreed to the following Settlement Agreement.


                                    AGREEMENT
                                    ---------

     1. Chancery Court Approval. This Agreement is subject to Chancery Court approval. It shall become effective only when and if the Chancery Court approves it.

     2. Attorneys' Fees and Costs. Subject to Chancery Court approval, N-Viro shall reimburse SAMI's reasonable and documented costs and expenses incurred in this Lawsuit and through the Arbitration (as defined below), in an amount not to exceed $100,000 for attorneys' fees for Rick Fox, Rick Kerger and Barry Snyder, expert witness fees and incidental costs such as travel (the "Fees and Costs").

     3. Fees and Costs - Schedule and Terms. Subject to Chancery Court approval and the three conditions sat out in paragraphs 3.1 through 3.3 below, N-Viro shall pay SAMI the Fees and Costs at the following times. Time is of the essence, and there shall be no prepayment penalty. If SAMI's Fees and Costs are below $100,000, the following amounts shall be prorated.


On  the  first  day  of  the  month  following  the  Effective  Date     $16,666
     On  the  first  day  of  the  second  month  following  the  Effective Date
      $16,667
     On  the  first  day  of  the  third  month  following  the  Effective  Date
      $16,667
     On  the  first  day  of  the  sixth  month  following  the  Effective  Date
      $25,000
     On  the  first  day  of  the  ninth  month  following  the  Effective  Date
      $25,000

     3.1 Condition 1. If N-Viro receives any payments from its directors' and officers' insurance carrier during the time it owes these funds to SAMI, N-Viro shall use 50% of such proceeds to pay SAMI the amounts shown on the schedule.

     3.2 Condition 2. If N-Viro defaults on any of the above payments, SAMI shall have the option to notify N-Viro that it will convert any outstanding Fees and Costs to N-Viro common stock at the rate of $.72 per share.

     3.3 Condition3. Absent default, no interest shall be charged on the amounts N-Viro owes SAMI. If N-Viro fails to make any payment within three days after the due date, SAMI shall be entitled to put N-Viro on written notice of default. If N-Viro fails to cure the default within seven business days, SAMI may declare the unpaid balance immediately due and payable, in which event the entire balance due shall bear interest at the rate of 12% per annum.

     4. Warrants. Subject to the approval of the Chancery Court, and in full satisfaction of all claims by SAMI for its time and energy expended in this matter, N-Viro shall issue SAMI 75,000 warrants, having a term of five years. The exercise price shall be $.72 per warrant. The warrants shall not be exercisable until on or after January 1, 2004. N-Viro shall have the right for a period of one year from the Effective Date to (a) repurchase any unexercised warrants at a price of $1.78 per warrant and (b) purchase any shares that SAMI obtained by exercise of any warrant a price of $2.50 per share. N-Viro indemnifies SAMI against any claim for recovery of funds that N-Viro pays SAMI for redemption of such securities if such repurchase should violate the restrictions on a Delaware corporation's repurchase of its own securities.

     5. JPN Litigation. N-Viro shall vigorously prosecute or defend any litigation or arbitration with JPN.

     6.     Current  JPN  Consulting.  Unless  and  until  N-Viro terminates the
Consulting Agreement for cause or the arbitrator issues the award in the Arbitration, JPN may continue to provide services pursuant to the Consulting Agreement so long as any payments that N-Viro makes to JPN shall be made only for actual services rendered, which services Dr. Logan has requested and supervised and that directly benefit N-Viro.

     7. Releases and Covenants Not to Sue. The following releases shall become effective upon the later of the Effective Date or the occurrence that either (a) N-Viro terminates with cause the Consulting Agreement and, if necessary, institutes legal action to recover the Loan, or (b) JPN agrees to enter into the Arbitration and the arbitrator issues the award.

     7.1. SAMI to N-Viro. SAMI, on behalf of itself, its predecessors, successors, officers, directors, employees, affiliates, subsidiaries and parents (the "SAMI Group"), release N-Viro, its predecessors, successors, officers, the non-JPN Directors, employees, affiliates, subsidiaries and parents (the "N-Viro Group") and the N-Viro Group's attorneys and accountants (including, without limitation, Shumaker, Loop & Kendrick, LLP, Eastman & Smith and Hausser + Taylor), for any matter raised or that could have been raised in the Lawsuit.

     7.2 N-Viro to SAMI. The N-Viro Group releases and covenants not to sue the SAMI Group and its attorneys (including, without limitation, Fox Law Offices, PA and Kerger & Kerger, as well as R. Francis DiPrete) for any matter raised or that could have been raised in the Lawsuit.

     8. Lawsuit Dismissal. On satisfaction of the conditions in paragraph 7, SAMI shall dismiss the Lawsuit with prejudice, with each party to pay his or her own costs and expenses, except as provided in this Agreement.

     9. Non-Assistance. The SAMI Group, DiPrete, Robert Cooke and Richard Fox shall not aid, abet, foment or cause a filing by another stockholder of a stockholder suit, whether derivative or direct, against N-Viro or the Non-JPN Defendants related in any way to the matters raised or that could have been raised in the Lawsuit.

     10. Submission of Agreement to Chancery Court. After the parties to this Agreement have executed this Agreement, N-Viro and SAMI shall present this Agreement to the Chancery Court and request its approval of the Agreement. As may be directed by the Chancery Court pursuant to Rule 23.1, N-Viro shall either
(a) prepare the notice of the settlement and, at its cost, mail such notice to its current shareholders, or (b) provide SAMI's counsel with a current list of stockholders and pay the costs of SAMI's counsel notifying the stockholders of the settlement or (c) otherwise provide the person required to give notice with a list of current shareholders and reimburse such person for the costs of notifying the shareholders of the settlement.

     11. Agreement Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach of this Agreement, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction of the matter, provided that this paragraph is not intended to compel arbitration of any matter raised in the Lawsuit.



Witnesses:          STRATEGIC  ASSET  MANAGEMENT,  INC.
                    By:  /s/  R.  Francis  DiPrete
                    Its:  /s/  President
                    --------------------
                    Dated:  /s/  August  1,  2003
                    -----------------------------

Witnesses:          N-VIRO  INTERNATIONAL  CORPORATION
                    By:  /s/  Terry  J.  Logan
                    Its:  /s/  President  +  CEO
                    ----------------------------
                    Dated:  /s/  August  1,  2003
                    -----------------------------

Witnesses:
                    Michael  Nicholson
                    ------------------

                    Dated:

Witnesses:          /s/  Terry  J.  Logan
                    Terry  J.  Logan
                    ----------------

                    Dated:  /s/  August  1,  2003

Witnesses:          /s/  Bobby  B.  Carroll
                    Bobby  B.  Carroll
                    ------------------

                    Dated:  /s/  August 29,  2003

Witnesses:           /s/  Phillip  Levin
                     Phillip  Levin
                     --------------

                     Dated:  /s/  August  1,  2003

Witnesses:           /s/  Daniel  J.  Haslinger
                     Daniel  J.  Haslinger
                     ---------------------

                     Dated:  /s/  August  1,  2003

Witnesses:
                     B.  K.  Wesley  Copeland
                     ------------------------

                     Dated:


Exhibit B
---------
                              CONSULTING AGREEMENT
                              ---------------------


          N-Viro International Corporation, a Delaware corporation ("N-Viro"), and J. Patrick Nicholson, an individual ("Nicholson") enter into this consulting agreement (the "Consulting Agreement") as of the date (the "Effective Date") of the last signature below.
N-Viro

                                   Background
                                   ----------
     1. As of May 10, 1993, N-Viro and Nicholson entered into an Employment Agreement (the "First Agreement"), a copy of which is attached as Exhibit A.

     2. As of September 16, 1998, N-Viro and Nicholson entered into an Employment Agreement (the "Second Agreement"), a copy of which is attached as Exhibit B.

     3. As of December 2, 1999, N-Viro and Nicholson entered into an Employment Agreement (the "Third Agreement"), a copy of which is attached as Exhibit C.

4. The Third Agreement (Sec.11) provided that if Nicholson were still acting as an executive officer of N-Viro on July 20, 2002, then Nicholson and N-Viro would enter into the Consulting Agreement (the "Fourth Agreement") attached as Exhibit 12 to the Third Agreement, a copy of which is attached as Exhibit D.

5. Since July 20, 2002, Nicholson has been a consultant to N-Viro pursuant to the Fourth Agreement.

     6. Nicholson is a shareholder of N-Viro. As reported to the Securities Exchange Commission, Nicholson beneficially owns more than 20% of the outstanding shares of N-Viro's voting, common stock (the "Common Stock").

     7. In the first quarter of 2003, a dispute arose as to the terms of the Fourth Agreement. N-Viro's Board of Directors (the "Board") appointed an independent committee of directors (the "Committee"), with independent counsel, to investigate, in part, concerns raised about the Fourth Agreement's terms, N-Viro's application of the terms and other issues related to Nicholson's employment.

8. The Committee issued a report (the "Report") on the issues raised. Based on the Report, the Board adopted resolutions instructing the Committee to modify the Consulting Agreement to take into account the findings of the Committee. N-Viro and Nicholson then sought to negotiate a new consulting agreement that would address issues raised by the Report.

9. Strategic Asset Management, Inc. ("SAMI"), formerly known as Worldtech Waste Management, Inc. filed a lawsuit (the "Lawsuit") in the New Castle County, Delaware Chancery Court (C.A. No. 20360) derivatively and on behalf of N-Viro against the Directors (other than R. Francis DiPrete) and against N-Viro as a Nominal Defendant.

10. On July 18, 2003 the Chancery Court issued a stipulated Temporary Restraining Order that, among other things, prevented N-Viro from entering into any new agreement with Nicholson without SAMI's consent.

11. On August 1, 2003, N-Viro's Board voted to enter into a settlement agreement (the "Settlement Agreement") with SAMI and to adopt certain resolutions that were a condition to the Settlement Agreement. A copy of the Settlement Agreement is attached as Exhibit E. The Settlement Agreement conditioned dismissal of the Lawsuit and mutual releases upon resolution of N-Viro's relationship with Nicholson.

12. As of August 8, 2003, N-Viro and Nicholson, with SAMI's consent, agreed to terms of a new consulting agreement (this "Agreement") with Nicholson.

13. N-Viro desires to engage Nicholson as a consultant to N-Viro upon the terms in this Agreement, and Nicholson desires to be hired as a consultant to N-Viro upon such terms. Accordingly, with SAMI's consent, N-Viro and Nicholson agree to the terms set forth below.

                                    Agreement
                                    ---------

     1. Consulting Services. Nicholson is engaged as a consultant to N-Viro on all matters relating to N-Viro's general business and affairs. Nicholson shall report directly, at N-Viro's discretion, to an advisory committee (the "Advisory Committee") of the Board, N-Viro's Chief Executive Officer ("CEO") or the person designated by the CEO (as selected by N-Viro, the "Reporting Authority"). Nicholson shall devote such of his business time, best efforts and attention to promote and advance N-Viro's business as reasonably requested, from time to time, by the Reporting Authority.

          1.1. Settlement Agreement Intent. As provided for in the Settlement Agreement and this Agreement, N-Viro and SAMI intend this Agreement to satisfy the conditions precedent to dismissal of the Lawsuit with prejudice and the issue of mutual releases as set forth in the Settlement Agreement.

          1.2. Prior Compensation Agreement Intent. N-Viro, SAMI and Nicholson intend this Agreement to supersede the First, Second, Third and Fourth Agreements as well as all other N-Viro contracts, commitments, agreements and understandings with or to Nicholson, whether written or oral, related, directly or indirectly, to his employment, consulting, retirement, non-competition, use of intellectual property, as well as any other contract, commitment, agreement or understanding of whatsoever kind or nature pursuant to the terms of which Nicholson receives, received or may receive in the future any compensation from N-Viro of any kind or nature (collectively, the "Prior Compensation
Arrangements"), excluding only such contracts and agreements that relate exclusively to the exercise of rights related to the Common Stock, including without limitation, any options or warrants held by Nicholson. Attached as Exhibit F is a schedule of the contracts and agreements between N-Viro and Nicholson that relate exclusively to the exercise of rights related to the Common Stock, including without limitation, any options or warrants held by Nicholson. Upon entering into this Consulting Agreement, the parties intend that all Prior Compensation Arrangements shall become null and void.

     2. Term of Engagement. This Agreement shall be for the period (the "Consulting Period") commencing on the Effective Date and, unless extended by option as provided below, ending on the date five years after the Effective Date or such earlier date that Nicholson's engagement is terminated in accordance with this Agreement's provisions (the "Termination Date"). Following the initial five year term, Nicholson and N-Viro may renew this agreement for three successive one-year terms by Nicholson's and N-Viro's consenting in writing to the extension. Nicholson shall have the right any time after the Effective Date to terminate this Agreement by providing N-Viro written notice of termination on or before 90 days that Nicholson shall terminate this Agreement.

     3. Fee. During the Consulting Period, N-Viro shall pay or provide Nicholson with the following fees and benefits:

          3.01 Base Fee. N-Viro shall pay to Nicholson base fees (the "Base Fees") at the rate of $125 per hour. N-Viro is obligated to pay Nicholson only for consulting that N-Viro requests Nicholson to perform.

     3.02 N-Viro's Minimum Obligation. N-Viro shall pay Nicholson a minimum of $24,000 by retaining his services for a minimum of the equivalent of 24 full days per year (the "Minimum Obligation").

     3.03 Payment and Draw Periods. N-Viro shall pay Nicholson at such intervals (at least monthly) as salaries are paid generally to executive officers of N-Viro. N-Viro shall pay Nicholson a minimum of $6000 per quarter, based on N-Viro's fiscal year the "Fiscal Year") on a draw basis. Once N-Viro has paid Nicholson $24,000 in any Fiscal Year, N-Viro shall credit any draw payments to Nicholson that were above the amounts Nicholson had earned. The intent is that Nicholson shall not earn more than $24,000 in Base Fees in any Fiscal Year unless he works more than 192 hours in that year. For calendar year 2003, Nicholson's draw shall be prorated for the period of the year remaining after the Effective Date.

     3.04 Bonus. For the Consulting Period, Nicholson shall be entitled to a bonus equivalent to 5% of N-Viro's net income after state and federal income taxes of any Fiscal Year of N-Viro up to a total payment to Nicholson for $30,000. The bonus shall be paid for the years 2004-2008.

     3.05 Other Benefits. N-Viro shall provide Nicholson with such additional benefits as are set forth on Exhibit G.

     3.06 Annual Plan. The Reporting Authority, in consultation with Nicholson, shall develop an annual consulting plan (the "Plan") covering the Minimum Obligation and any additional duties to which the parties agree. The Plan shall be submitted to the Board for approval. The Plan shall be developed within 30 days of execution of this Agreement for the remainder of calendar 2003 based on the proportional amount of the Minimum Obligation for the year. Beginning with planning for the calendar year 2004 and then for every following year, the Plan shall be developed for approval by the Board at its November quarterly meeting. The Reporting Authority, at its own discretion, may modify the Plan from time to time.

     4. Commissions. In addition to the fees and benefits provided in paragraph 3, Nicholson shall be entitled to commissions as follows:

          4.1 Registration. Nicholson shall be entitled to register opportunities (the "Opportunities") to secure license fees, grants or other revenues (the "Revenues") for N-Viro. Nicholson shall submit the Opportunities in writing to N-Viro. N-Viro may, in its sole discretion, accept or reject the Opportunities. If N-Viro consents in writing to Nicholson's pursuing the Opportunities, N-Viro shall pay Nicholson incentive compensation ("Commissions"), as calculated below, upon securing the Revenues. N-Viro may, in its own discretion, participate in securing the Opportunities, but such participation shall not affect Nicholson's right to receive Commissions related to securing the Opportunities. N-Viro shall not have any obligation to pay Commissions on Opportunities that it did not approve in writing. Nicholson shall have the right to present for registration Opportunities to N-Viro for consideration after the Consulting Period and earn Commissions as provided in this section 4.

     4.2 Commissions - Full Revenues. As to Revenues that accrue 100% to N-Viro, Nicholson's Commissions (the "Full Fee Commissions") shall be based on the larger of a finder's fee percentage of gross revenue or a percentage of net income earned by N-Viro in connection with the Opportunities, all as calculated in Exhibit H. "Net income" shall mean N-Viro's net income directly attributable to the Opportunities as determined by N-Viro in conformity with general accounting principles, consistently applied, with such net income to be measured on an annual basis based on N-Viro's fiscal year. Absent mathematical error, N-Viro's calculation of net income for purposes of determining Commissions shall be conclusive and binding on the parties and shall not be subject to challenge by Nicholson.

     4.2.1 Full Fee Commission Percentages. For the Consulting Period the Full Fee Commissions shall be the larger of: 5% of the gross income from the Revenues or 10% of net income earned by N-Viro through the Opportunities for one year from the date the Revenues begin; 3.5% of the gross income from the Revenues or 7% of net income earned by N-Viro through the Opportunities for the year following the first year; and 2.5% of the gross income from the Revenues or 5% of net income earned by N-Viro following the second year until the earlier of the applicable Revenues ceasing or the deaths of Pat and Sheila Nicholson.

          4.3 Commissions -Split Revenues. As to Revenues related to grants that do not accrue 100% to N-Viro, Nicholson's Commission (the "Split Revenue Commissions") shall be the Adjusted Net Commission as calculated in Sec.4.3.1 and defined Sec.4.3.2 below. Absent mathematical error, N-Viro's calculation of the Adjusted Net Commission shall be conclusive and binding on the parties and shall not be subject to challenge by Nicholson.

     4.3.1 Adjusted Net Commission - Split Revenues. As to Split Revenue Commissions, "Adjusted Net Commission" shall mean 5% (the "Finder's Fee")of the face value of the grant (the "Face Value"), irrespective of how much of the grant is distributed to N-Viro plus the amount resulting from the following formula: The Net Revenue from the Opportunity less the sum of the Finder's Fee, the Development Cost and the Administrative Cost ; provided that in no event may the Adjusted Net Commission exceed 10% of the Face Value. If the Adjusted Net Commission exceeds 10% of the Face Value, the Adjusted Net Commission paid to Nicholson shall be 10% of the Face Value. "Net Revenue" shall mean the amount of the grant distributed directly to N-Viro for N-Viro's use and not for N-Viro to disburse to a third party. "Development Cost" shall mean N-Viro's costs in obtaining the grant. "Administrative Cost" shall mean N-Viro's costs in administering the grant. Examples of this calculation are set forth on Exhibit I.

               4.3.2 Commission Percentages - Split Revenues. For the Consulting Period, the Split Fee Commissions shall be the Adjusted Net Commission earned by N-Viro through the Opportunities for one year from the date the Revenues begin; 70% of the Adjusted Net Commission for the following year; and 50% of the Adjusted Net Commission for every year following the second year until the earlier of the applicable Revenues ceasing or the deaths of Pat and Sheila Nicholson.

          4.4 N-Viro Opportunities. N-Viro retains the right to pursue any Opportunity itself even if Nicholson presents the Opportunity and Nicholson and N-Viro cannot agree to the terms by which Nicholson would pursue the Opportunity. If N-Viro is successful in securing any such Opportunity, N-Viro shall not be obligated to pay Nicholson any Commissions.

          4.5 Base Fees and Opportunities. N-Viro shall not be obligated to pay Nicholson Base Fees for Nicholson's time in pursuing Opportunities.

     5. Expenses. N-Viro shall reimburse Nicholson for all reasonable, ordinary and necessary expenses (including, but not limited to, automobile and other business travel and customer entertainment expenses) incurred by him subject to the same requirements applied to other N-Viro employees related to documentation and pre-approval of significant expenses. A copy of the expense form currently used by N-Viro, which N-Viro reserves the right to change from time to time, is attached as Exhibit H.

     6. Vehicle. Nicholson currently drives a 2000 Buick Park Avenue, Serial No. 1G4CW52K2Y4109972 (the "Vehicle"), which is owned by N-Viro. Within seven (7) days of the Effective Date, Nicholson shall purchase the Vehicle to N-Viro for $8,692.50 in cash or common stock priced at the Fair market Value, which shall mean the average closing price of the stock on the five business days before the date Nicholson transfers the stock to N-Viro. Nicholson shall pay all insurance and costs on the Vehicle and shall execute all necessary documents to effectuate the N-Viro's transfer of the Vehicle to Nicholson.

     7. Office and Secretarial Support. For the Consulting Period and beginning when Nicholson first occupies his own office, N-Viro shall pay
Nicholson $500 per month as an allowance for him to lease his own office. On Nicholson's request, N-Viro shall provide Nicholson, from its then-existing staff, secretarial and clerical support for his consulting activities, subject to the Reporting Authority's discretion as to the specific nature and terms of the secretarial support. For a period of three months following the Effective Date, N-Viro shall transfer calls to Nicholson at Nicholson's new phone number. Following the three month period, N-Viro shall provide callers with Nicholson's new phone number, but shall not transfer the calls. Nicholson shall use his best efforts to vacate N-Viro's offices as soon as possible, but in any event no later than December 31, 2003.

     8. Notices. For the purposes of this Consulting Agreement, notices and all other communications shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by expedited (overnight) delivery by a courier with an established national reputation, shipping prepaid or billed to sender, in either case addressed to the respective addresses last given by each party to the other (provided that all notices to N-Viro shall be directed to the attention of its then Chief Executive Officer) or to such other address as either party may have furnished to the other in writing. For purposes of this paragraph, all notices and communication shall be deemed to have been received on the date of their actual delivery.

     9.     Proprietary  Information  and  Inventions.

               9.01 Trust. Nicholson's engagement creates a relationship of confidence and trust between Nicholson and N-Viro with respect to certain information applicable to the business of N-Viro and its subsidiaries and affiliates (collectively, the "Group") or applicable to the business of any licensee, vendor or customer of any of the Group, which may be made known to Nicholson by the Group or by any licensee, vendor or customer of any of the Group or learned by Nicholson during the Consulting Period.

               9.02 Proprietary Information. The Group possesses and will continue to possess information that has been created, discovered, or developed by, or otherwise become known to, the Group (including, without limitation, information created, discovered, developed or made known to or by Nicholson during the period of or arising out of his employment by N-Viro) or in which property rights have been or may be assigned or otherwise conveyed to the Group, which information has commercial value in the business in which the Group is engaged and is treated by the Group as confidential. Except as otherwise provided, all such information is called "Proprietary Information," which term shall include, but shall not be limited to, data, functional specifications, computer programs, know-how, research, patents, inventions, discoveries, processes, procedures, formulae, technology, improvements, developments, designs, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, and customer, supplier and potential acquisition candidates lists. Notwithstanding anything contained in this Agreement to the contrary, the term "Proprietary Information" shall not include (i) information in the public domain, (ii) information published or that otherwise becomes part of the public domain through no fault of Nicholson, (iii) information that Nicholson can demonstrate was in Nicholson's possession at the time of disclosure and was not acquired by Nicholson directly or indirectly from any of the Group on a confidential basis,
(iv) information that becomes available to Nicholson on a non-confidential basis from a source other than any of the Group and which source, to the best of Nicholson's knowledge, did not acquire the information on a confidential basis or (v) information required to be disclosed by any federal or state law, rule or regulation or by any applicable judgment, order or decree or any court or governmental body or agency having appropriate jurisdiction.

          9.03 Rights to Proprietary Information. All Proprietary Information shall be the sole property of the Group and their respective assigns. Nicholson assigns to N-Viro any rights Nicholson may have or acquire in such Proprietary Information. At all times, both during Nicholson's engagement by N-Viro and after his termination, Nicholson shall keep in strictest confidence and trust all Proprietary Information, and Nicholson shall not use or disclose any Proprietary Information without the Group's written consent, except as may be necessary in the ordinary course of performing Nicholson's duties as a consultant to N-Viro.

     10. Inventions. Any and all inventions, conceptions, processes, discoveries, improvements, patent rights, letter patents, programs, copyrights, trademarks, trade names and applications for such rights, in the United States and other countries, whether patentable or not, and any and all rights and interest in, to and under the same, that are conceived, made, acquired, or possessed by Nicholson, alone or with employees of N-Viro, during the Consulting Period or within two (2) years after the Termination Date shall become N-Viro's exclusive property and shall at all times and for all purposes be regarded as acquired and held by Nicholson in a fiduciary capacity for N-Viro's sole benefit. Nicholson assigns and agrees to assign the same to N-Viro without further compensation. Nicholson shall, upon request, promptly make all disclosures, execute all applications, assignments or other instruments and perform all acts whatsoever necessary or desired by N-Viro to vest and confirm in it, its successors, assigns and nominees, fully and completely, all rights and interests created or contemplated by this section.

     11. Work For Hire. All inventions, enhancements and improvements of existing inventions, patents, enhancements and improvements of existing patents, know-how, developments, trade secrets, computer software, processes, formulae and other intellectual property of whatsoever kind or nature (collectively, "IP") related, directly or indirectly, to N-Viro's existing business or any N-Viro business that presently is under development or that is ancillary to N-Viro's existing or developing business that Nicholson contributed to, created, developed, or invented during the consulting period shall be N-Viro's sole and exclusive property. All IP that Nicholson contributed to, created, developed or invented during the consulting period shall be deemed to be "Work for Hire" within the meaning of Section 101 of Title 17, United States Code, as the same may be amended from time to time, and all right, title and interest in and to such IP shall vest exclusively in N-Viro. If and to the extent that Nicholson, during the consulting period, is awarded or receives any patent, whether foreign or domestic, with respect to any IP, Nicholson shall assign all rights, title and interest in and to such patent to N-Viro in exchange for the sum of $1.00. Nicholson shall execute and deliver to N-Viro a document or instrument evidencing such assignment in such form and substance as is acceptable to N-Viro in its reasonable discretion.

     12. Surrender of Documents. Nicholson shall, at N-Viro's request, promptly surrender to N-Viro or its nominee any Proprietary Information or document, memorandum, record, letter or other paper in his possession or under his control relating to the operation, business or affairs of the Group.

     13. No Conflict With Other Agreements. Nicholson represents and warrants that Nicholson's performance of all of this Agreement's terms and as a consultant to N-Viro does not, and will not, breach any agreement to keep in confidence proprietary information acquired by Nicholson in confidence or in trust before Nicholson's employment by N-Viro pursuant to this Agreement. Nicholson has not entered into, and shall not enter into, any agreement, either written or oral, which is in conflict with this Agreement or which would be violated by Nicholson's entering into, or carrying out his obligations under, this Agreement.

     14.     Restrictive  Covenant.

     14.01 Scope of Obligation. Nicholson acknowledges and recognizes Nicholson's possession of Proprietary Information and the highly competitive nature of the business of the Group. Accordingly, for a period of time extending ten years from the Effective Date, Nicholson shall not, (i) directly or indirectly engage in any Business Activities in the world, whether such engagement shall be as an employee, officer, director, owner, consultant, stockholder, partner or other participant; (ii) assist or encourage others in engaging in any Business Activities in the manner described in the preceding clause (iii) induce N-Viro employees to terminate their employment with N-Viro or engage in any Business Activities in the world, or (iv) encourage or advise any N-Viro customer of supplier to obtain or sell any goods or services related to the Business Activities from or to anyone other than N-Viro; provided, however, that the ownership of the outstanding capital stock of a corporation whose shares are traded on a national securities exchange or on the over-the-counter market shall not be deemed engaging in any Business Activities.

          14.02 Consideration. In exchange for Nicholson's agreeing to restrict his activities in accordance with this paragraph, N-Viro shall pay Nicholson $4,000 per month for the earlier of (i) a period extending ten years from the Effective Date or (ii) the date of Nicholson's death (the earlier date, the "Non-Competition Period").

          14.03 Business Activities. "Business Activities" means collectively, (a) any activities related either directly or indirectly to the transportation, handling, treatment, storage or disposal of environmental waste, including, without limitation, sewage, animal manure and wastewater; (b) the use of environmental wastes, including, without limitation, sewage, animal manure and wastewater as well as their by-products, including, without limitation, methane gas, to generate or produce energy for use by residential or commercial consumers; or (c) any activities engaged in or proposed to be engaged in by N-Viro at any time during the Non-Competition Period.

     15. Remedies. N-Viro's remedy at law for a breach or a threatened breach of this Agreement would be inadequate. Accordingly, if Nicholson breaches of threatens to breach this Agreement, N-Viro shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available, without posting bond or other security. Nicholson acknowledges that the granting of a temporary injunction, a temporary restraining order or other permanent injunction solely prohibiting Nicholson from engaging in any Business Activities would not be an adequate remedy upon breach or threatened breach of this Consulting Agreement, and consequently agrees upon any such breach or threatened breach to the granting of injunctive relief prohibiting Nicholson from engaging in any activities prohibited by this Agreement. No remedy specified in this section is intended to be exclusive of any other remedy, and each such remedy shall be cumulative and shall be in addition to any other remedy given in this Agreement now or later existing at law or in equity or by statute or otherwise.

     16. Successive Employment Notice. Within five (5) business days after the Termination Date, Nicholson shall provide notice to N-Viro of Nicholson's next intended employment. If such employment is not known by Nicholson at such date, Nicholson shall notify N-Viro immediately upon determination of such information. Nicholson shall continue to provide N-Viro with notice of Nicholson's place and nature of employment and any change in place or nature of employment during the period ending two years after the Termination Date. Nicholson authorizes N-Viro to notify Nicholson's subsequent employers of the non-competition provisions of this Agreement. Failure of Nicholson to provide N-Viro with such information in an accurate and timely fashion shall be deemed to be a breach of this Agreement and shall entitle N-Viro to all remedies provided for in this Agreement as a result of such breach.

     17. Successors. This Consulting Agreement shall be binding on N-Viro and any successor to any of its businesses or assets. Without limiting the effect of the prior sentence, N-Viro shall use its best efforts to require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of N-Viro to expressly assume and agree to perform this Agreement in the same manner and to the same extent that N-Viro would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "N-Viro" shall mean N-Viro as defined above and any successor or assign to its business and/or assets that assumes and agrees to perform this Agreement or that is otherwise obligated under this Agreement by the first sentence of this section, by operation of law or otherwise.

     18. Termination with Cause by N-Viro. N-Viro may terminate this Consulting Agreement with Cause (as defined below) provided that N-Viro shall
(i) give Nicholson the Notice of Termination (as defined below), and (ii) pay Nicholson his consulting fees earned through the Termination Date plus any Commissions as provided for above that have not yet been paid.

          18.01 "Cause"Defined. A termination with "Cause" shall mean a termination of this Agreement (i) by reason of a good faith determination by the Board that Nicholson (A) failed to substantially perform his duties with N-Viro (other than a failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance has been delivered to him by the Board, which demand specifically identifies the manner in which the Board believes he has not substantially performed his duties and Nicholson has failed to substantially perform as requested within a reasonable time, (B) has engaged in conduct the consequences of which are materially adverse to N-Viro, monetarily or otherwise, (C) is found guilty of fraud, dishonesty or other acts of gross misconduct or misfeasance in the performance of his duties under this Consulting Agreement, by a court of competent jurisdiction whose decision is final and non-appealable (D) is found to be under the influence of drugs or other similar substance while performing his duties under this Consulting Agreement; (E) is convicted of a felony, or (F) Was Menacing or Unduly Disparaging (as defined below) any N-Viro employee, Board member or shareholder without a good faith basis for making the remark about the employee, Board member or shareholder and without a good faith basis to advance N-Viro's best interests by making the remark; or (ii) because the Company makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is involuntarily adjudicated to bankrupt, is liquidated or dissolved or sells substantially all of its assets. Except as to subsection A in this section, no act or failure to act on Nicholson's part shall be grounds for termination with Cause unless he has acted or failed to act with an absence of good faith or without a reasonable belief that his action or failure to act was in or at least not opposed to N-Viro's best interests. Notwithstanding the foregoing, Nicholson shall not be deemed to have been terminated with Cause unless there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose of terminating Nicholson (after reasonable notice to Nicholson and opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Nicholson failed to perform his duties or engaged in conduct in the manner or of the type set forth above in the first sentence of this section 17 and specifying the particulars in detail.

          18.02 Menacing or Unduly Disparaging Defined. "Menacing" shall refer to (i) yelling or screaming more than one time, (ii) yelling or screaming coupled with physical intimidation (including, but not limited to threatening gestures or inappropriately close physical proximity so as to be threatening) of an N-Viro employee, Board member or shareholder; or (iii) physically threatening any N-Viro employee, Board member or shareholder. "Unduly Disparaging" shall refer to critical comments that Nicholson makes in his role as a consultant about N-Viro employees, Board members or shareholders without a good faith basis for making the comment. This definition is not intended to affect Nicholson's rights as a shareholder to make critical comments about any N-Viro employee, Board member or shareholder, or to assert and prosecute rights as a shareholder or notifying regulatory or prosecutorial agencies of issues that Nicholson, as a shareholder, believes need to be investigated or remedied.

     19. Death or Disability. On Nicholson's death, N-Viro's only continuing obligation to Nicholson's estate shall be continuing Commissions pursuant to paragraph 4. If Nicholson becomes Permanently Disabled (as defined below), N-Viro's only continuing obligation to Nicholson shall be payment of the Restrictive Covenant consideration provided for in section 13.02, continuing Commissions pursuant to section 4 and the medical and health insurance provided for in section 3.05. "Permanently Disabled" shall mean, subject to the Americans With Disabilities Act and the Family and Medical Leave Act or other state or federal applicable law, a determination in reasonable good faith by a licensed physician employed and appointed by the Board that Nicholson is substantially unable to perform his duties under this Agreement because of a medical disability for a period of one hundred eighty days or more during any consecutive twelve month period during the term of this Agreement.

     20. Binding Effect. This Agreement shall inure to the benefit of and be enforceable by Nicholson's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     21. Modification and Waiver. No provision of this Agreement may be modified, amended, waived or discharged unless such waiver, amendment, modification or discharge is agreed to in writing and signed by Nicholson and such officer as may be specifically designated by the Board. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     22. Headings. Headings used in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

     23. Waiver of Breach. The waiver of either N-Viro or Nicholson of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either N-Viro or Nicholson.

     24. Severability. The invalidity or unenforceability of any provision of this Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provision of this Agreement. Any invalid or unenforceable provision shall be deemed severable to the extent of any such invalidity or unenforceability. While N-Viro and Nicholson consider the restrictions contained in this Agreement reasonable for the purpose of preserving N-Viro's good will, other proprietary rights and intangible business value, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Agreement is an unreasonable or otherwise unenforceable restriction against Nicholson, the provisions of such clause shall not be rendered void but shall be deemed amended to apply as to maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

     25. Governing Law. This Agreement shall be construed and enforced pursuant to the laws of the State of Ohio.

     26. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or its breach, other than a claim for injunctive relief, shall be settled by arbitration in accordance with the Commercial Arbitration
Rules of the American Arbitration Association (the "Rules") in effect at the time demand for arbitration is made by any party. Arbitration shall occur in Toledo, Ohio or such other location agreed to by N-Viro and Nicholson. The award made by the arbitrator shall be final and binding, and judgment may be entered in any court of law having competent jurisdiction. The award is subject to confirmation, modification, correction, or vacation only as explicitly provided in Title 9 of the United States Code. The prevailing party shall be entitled to an award of pre- and post-award interest as well as reasonable attorneys' fees incurred in connection with the arbitration and any related judicial proceedings.

     27. Counterparts. This Consulting Agreement may be executed in more than one (1) counterpart and each counterpart shall be considered an original.

     28. Exhibits. The attached Schedules are incorporated by reference and are an integral part of this Agreement.

     29. Publicity. Press releases and other publicity materials relating to the transactions contemplated by this Agreement shall be released by the parties only after review and with the consent of the other party; provided, however, that if legal counsel for N-Viro advises N-Viro that disclosure of this Agreement and the matters associated with it is required under applicable federal or state securities laws, then N-Viro shall be permitted to make such disclosure in the form recommended by such legal counsel without Nicholson's prior consent.

     30. Independent Contractor. Nicholson shall be deemed to be an independent contractor with respect to N-Viro and not an employee, and Nicholson shall be responsible for all federal, state and local taxes, including, but not limited to, unemployment, income and withholding taxes, as a result of the receipt of any N-Viro remuneration to Nicholson.

     31. Releases. These releases are among Nicholson, his executors, beneficiaries, heirs and assigns (the "Nicholson Group"); N-Viro, its parents, subsidiaries, affiliates, shareholders, officers, directors, employees and assigns (The "N-Viro Group"); and SAMI, its parents, subsidiaries, affiliates, shareholders, officers, directors, employees and assigns (The "SAMI Group").

          31.1 Nicholson Group. The Nicholson Group releases the N-Viro Group and the SAMI Group, its attorneys and accountants, from all claims of any type, including but not limited to those raised in the Lawsuit or that could have been raised in the Lawsuit and those related to the Prior Compensation Agreements; provided that this release does not apply to (i) any contracts and agreements between Nicholson and N-Viro that relate exclusively to the exercise of rights related to the Common Stock, including without limitation, any options or warrants held by Nicholson; and (ii) any claims of any type by the Nicholson Group against the N-Viro Group's attorneys and accountants.

          31.2 The N-Viro Group. The N-Viro Group releases the Nicholson Group and the SAMI Group, their attorneys and accountants, from all claims of any type, including but not limited to those raised in the Lawsuit or that could have been raised in the Lawsuit or those related to the Prior Compensation Agreements; provided that this release does not apply to obligations in the Settlement Agreement, including but not limited to SAMI's obligation to dismiss the Lawsuit with Prejudice.

          31.3 The SAMI Group. The SAMI Group releases the Nicholson Group and the N-Viro Group, their attorneys and accountants, from all claims of any type, including but not limited to those raised in the Lawsuit or that could have been raised in the Lawsuit or those related to the Prior Compensation Agreements; provided that this release does not apply to obligations in the Settlement Agreement.


                              N-VIRO  INTERNATIONAL  CORPORATION


                              By:    /s/   Terry  J.  Logan
                                  -------------------------
                                   Terry  J.  Logan,  President

                              Dated:  August  28,  2003
                                     ------------------



                              By:   /s/  J.  Patrick  Nicholson
                                  -----------------------------
                                   J.  Patrick  Nicholson

                              Dated:   August  25,  2003
                                      ------------------



                              STRATEGIC  ASSET  MANAGEMENT,  INC.


                              By:
                                  --------------------------
                                   R.  Francis  DiPrete,  President

                              Dated:
                                      ------------------




                                    Exhibit G
                                    ---------

     1. Health Insurance. N-Viro shall provide Nicholson and his spouse, for a period of time extending ten years from the Effective Date, health and other medical benefits at the comparable level (the "Equivalent Benefit") that it provides to its employees. N-Viro currently pays for "F" supplemental coverage for Nicholson, which is deemed to be the Equivalent Benefit as of the Effective Date. Mrs. Nicholson shall timely apply for Medicare coverage to begin receiving it at the age of 65. N-Viro shall purchase the Equivalent Benefit for Mrs. Nicholson at such time. Nicholson shall have the right at any time to receive full information as to the level of medical benefits that N-Viro is providing to its employees.

     2. Life Insurance. N-Viro shall reimburse Nicholson for the costs of maintaining a life insurance policy or policies on his life up to a maximum amount of ten thousand and 00/100 Dollars ($10,000.00) per year. Nicholson shall select and obtain all of the policies and shall bear all responsibility for maintaining such policies and paying policy premiums. Nicholson or his designee shall be the owner of all such policies and Nicholson shall have the sole right to designate beneficiaries. The life insurance premium benefit described in this paragraph shall be provided by N-Viro for a period of ten years following the Effective Date.





                                    Exhibit H
                                    ---------



Commission  Calculation  for  Nicholson
---------------------------------------
Examples
--------
         5%        10%        Research $            Research $
Grant  Finders   Maximum        Sent       Gross       Sent        Net     Finders  Development  Admin.   Balance     Total
         Fee    Commission     out to     Revenue     out to     Revenue    Fee       Cost        Cost      of      Commission
                             institution            Institution                                         Commission
 ----  -------  ----------  ------------  --------  -----------  -------   ------   ----------  ------  ----------  ---------
                             By granting            By Company
                               agency



500,000 . $25,000  $ 50,000  $        -  $100,000  $ 25,000  $15,000  $40,000  $ 20,000   $ 45,000
--------  -------  --------  ----------  --------  --------  -------  -------  ---------  --------
-
--------

600,000 . $30,000  $ 60,000  $        -  $100,000  $ 30,000  $40,000  $40,000  $(10,000)  $ 30,000
--------  -------  --------  ----------  --------  --------  -------  -------  ---------  --------
-
--------

700,000 . $35,000  $ 70,000  $        -  $100,000  $ 35,000  $40,000  $40,000  $(15,000)  $ 35,000
--------  -------  --------  ----------  --------  --------  -------  -------  ---------  --------
-
--------

800,000 . $40,000  $ 80,000  $  800,000  $700,000  $100,000  $40,000  $40,000  $ 10,000   $ 10,000  $ 50,000
--------  -------  --------  ----------  --------  --------  -------  -------  ---------  --------  --------


900,000 . $45,000  $ 90,000  $  150,000  $ 45,000  $ 15,000  $50,000  $40,000  $ 85,000
--------  -------  --------  ----------  --------  --------  -------  -------  ---------
-
--------

1,000,000  $50,000  $100,000  $1,000,000  $800,000  $200,000  $50,000  $15,000  $ 30,000   $105,000  $155,000  $100,000.00
---------  -------  --------  ----------  --------  --------  -------  -------  ---------  --------  --------  -----------



GRANT  -  is  the  face  $  value  of  the  grant
FINDERS  FEE  -  Guaranteed  Commission  on  the  grant  if  company  accepts
MAXIMUM  COMMISSION  -  The  maximum  commission  on  any  grant
GROSS  REVENUE  -  Grant allocation including any $ that company has to send out to institutional research (confusion comes from  the  fact  that  sometimes  the  $  going  to  the  research  institutions  go  directly  to  the  institutions)
NET  REVENUE  -  Gross  revenue  Less  $  sent  out  for  institutional  research
DEVELOPMENT  COST-  Cost  incurred  by  company  to  get  the  grant
ADMINISTRATIVE  COST  -  Cost  to  company  to  administer  grant
BALANCE  OF  COMMISSION  =  Net  Revenue  less  the  Finders  fee,  development  cost,  and  administrative  cost.
If  Balance  of  Commission  is  less  than  0  then  the  finders  fee  is  the  commission
Total  commission  cannot  exceed  Maximum  commission


Under  the Plan the consultant will receive the Finders fee and the Balance of the Commission( Total Commission)  which may not  exceed  the  Maximum  Commission







Exhibit C
---------
                           CERTIFICATE OF DESIGNATION
                                       OF
                       SERIES A REDEEMABLE PREFERRED STOCK
                                       OF
                        N-VIRO INTERNATIONAL CORPORATION


                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


          The undersigned duly authorized officer of N-Viro International Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company (the "Board") by the [Amended and Restated] Certificate of Incorporation of the Corporation and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board at a meeting duly held on August 8, 2003 adopted a resolution (i) authorizing a new series of the Corporation's previously authorized Preferred Stock, $.01 par value per share (the "Preferred Stock"), and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 1 share of Series A Redeemable Preferred Stock of the Corporation, as follows:

          RESOLVED, that the Corporation is authorized to issue 1 share of Series A Redeemable Preferred Stock, $.01 par value per share, which shall have the following powers, designations, preferences and other special rights:

          Section 1. Designation and Amount. The share of such series shall be designated as "Series A Redeemable Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be one (1).

          Section 2. Maturity. The Series A Preferred Stock shall mature in ten (10) years following the date of issuance thereof, and shall be subject to mandatory re-purchase by the Corporation, and sale by the holder thereof, for an amount payable in cash equal to its par value. The Series A Preferred Stock will not be subject to any sinking fund.

          Section 3. Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (i) senior to all classes or series of common stock of the Corporation, and to all equity securities ranking junior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation, (ii) on a parity with all other equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, and (iii) junior to equity securities issued by the Corporation to the extent that the terms of such equity securities specifically provide that such equity securities rank senior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

          Section 4. Dividends. The shares of the Series A Preferred Stock shall not be entitled to receive any dividends, notwithstanding the payment of dividends on any other shares of the capital stock of the Corporation, including common stock.

          Section 5. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders a liquidation preference of One Dollar ($1.00) per share, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that ranks junior to the Series A Preferred Stock as to liquidation rights. For such purposes, the consolidation or merger of the Corporation with or into any other corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

          Section  6.     Redemption.
                          ----------

          (A) The Series A Preferred Stock shall be redeemable following the first to occur of the following events: (i) the transfer, by sale, gift or otherwise, whether voluntary or involuntary, by operation of law or otherwise, of the Series A Preferred Stock by the initial holder thereof, or (ii) the transfer or sale by the initial holder of the Series A Preferred Stock, his family members, or entities controlled by him or them, of shares of the common stock of the Corporation such that the initial holder of the Series A Preferred Stock ceases to be the beneficial owner of at least 17.50% of the outstanding shares of the common stock of the Corporation, as reflected in the reports filed by such initial holder with the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934. On and after the occurrence of the first to occur of such events, the Corporation, at its option, upon not less than 10 nor more than 60 days' written notice, may redeem the share of the Series A Preferred Stock at any time for cash at a redemption price of One
Dollar ($1.00) per share, to the extent the Corporation has funds legally available therefor. In the event that the Corporation does not have funds legally available for such redemption, the Corporation may redeem the share of the Series A Preferred Stock by delivering to the holder of such share of Series A Preferred Stock such number of whole shares of the common stock of the Corporation as shall be determined by dividing One Dollar by the per share closing price of the common stock of the Corporation on the fifth business day prior to the redemption date, rounded up to the nearest whole share. Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place designated in such notice and shall be entitled to the redemption price following such surrender. If notice of redemption of any shares of Series A Preferred Stock has been given and if the funds (or shares of common stock) necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holder of the share of Series A Preferred Stock so called for redemption, then from and after the redemption date, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holder of such shares will terminate, except the right to receive the redemption price.

          (B) Notice of redemption shall be mailed by the Corporation, postage prepaid, not less than 10 nor more than 60 days prior to the redemption date, addressed to the holder of record of the Series A Preferred Stock to be redeemed at his address as it appears on the stock transfer records of the transfer agent. The notice shall state: (i) the redemption date; and (ii) the place or places where the Series A Preferred Stock is to be surrendered for payment of the redemption price.

          (C) From and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price), all rights of the holder thereof (except the right to receive the redemption price) shall cease.

          Section  7.     Voting  Rights.
                          --------------

          (A) The holder of the Series A Preferred Stock shall not have any voting rights except as set forth in this Section 7 or as otherwise required by law. To the extent that voting rights otherwise required by law can be waived or released, such voting rights are hereby waived and released.

          (B) So long as the Series A Preferred Stock remains outstanding, the holder of the Series A Preferred Stock shall have the special right, voting separately as a single class, to nominate, as provided in Section 7(C), and elect one member of the Board of Directors of the Corporation at the 2003 annual meeting of the shareholders of the Corporation and to nominate, as provided in
Section 7(C), and elect his or her successor at each succeeding annual meeting of the shareholders of the Corporation thereafter at which such successor is to be elected. The director so elected from time to time in respect of this
Section 7(B) shall be one of such number of members of the Board of Directors as has been set by the Board of Directors pursuant to the Certificate of Incorporation or Bylaws of the Corporation, and not a director in addition to such number, and shall be referred to herein as the "Section 7(B) Director." In case of the resignation or death of the Section 7(B) Director while the Series A Preferred Stock remains outstanding, the holder of the Series A Preferred Stock, voting as a single class, shall be entitled to nominate, as provided in Section 7(C), and elect his or her successor by written consent, setting forth the action so taken, which consent shall be signed by the holder of the Series A Preferred Stock and shall be delivered to the Secretary of the Corporation for placement among the minutes of proceedings of the shareholders of the Corporation.

     (C) The holder of the Series A Preferred Stock shall give notice to the Secretary of the Corporation of the identity of such holder's nominee for director at least 60 days prior to the date of each annual meeting of shareholders. Such notice shall be accompanied by a Directors and Officers Questionnaire, in the form then in use by the Corporation (which is available from the Secretary of the Corporation), completed and executed by such nominee. The Corporation, acting through a majority of its Directors, shall have the right to reject any such nominee (i) who is less than 21 years old, or (ii) who is a principal shareholder, officer or director of (or holds a similar position in a non-corporate entity), or is employed by, a competitor of the Corporation, or any person or entity which controls, is controlled by, or is under common control with, a competitor of the Corporation, (iii) who is the initial holder of the Series A Preferred Stock or such holder's spouse, sibling or lineal descendent, or (iv) with respect to whom any of the following events have occurred during the past five years, in which event the holder of the Series A Preferred Stock shall be required to nominate another individual for election to the Board:

     (a) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

     (b) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (c) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

     (1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

     (2)     Engaging  in  any  type  of  business  practice;  or

     (3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

     (d) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity; or

     (e) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated.

     (f) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Such rejection shall be communicated in writing to the holder of the Series A Preferred Stock within 10 days after the delivery to the Secretary of the Corporation of the identity of such holder's nominee for director and the completed and executed Directors' and Officers' Questionnaire. If such notice of rejection is not delivered by such date, such nominee shall be deemed to be accepted.

          (D) So long as the Series A Preferred Stock remains outstanding, the Corporation shall not, without the consent or the affirmative vote of the holder of the Series A Preferred Stock, given in person or by proxy, either in writing or at a meeting (such Series A Preferred Stock voting separately as a class), repeal, amend, or otherwise change any of the provisions applicable to the Series A Preferred Stock in any manner that materially and adversely affects the powers, preferences, or other special rights or privileges of the Series A Preferred Stock or the holder thereof; provided, however, that any increases in the amount of the authorized Preferred Stock or the creation or issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of such series or of any other series of Preferred Stock, in each case ranking on a parity with or junior to the Series A Preferred Stock, shall not be deemed to materially and adversely affect such powers, preferences, or other special rights or privileges.

          (E) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, the Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds (or common stock) shall have been deposited in trust to effect such redemption.

     (F) The term of office of any director elected pursuant to this section shall end and such director shall be deemed to have resigned upon the redemption of the Series A Preferred Stock.

          (G) Except as expressly stated in this Certificate of Designation, the Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action, including but not limited to any merger or consolidation involving the Corporation or a sale of all or substantially all of the assets of the Corporation, irrespective of the effect that such merger, consolidation or sale may have upon the powers, preferences, rights or privileges of the holders of the Series A Preferred Stock.

          Section  8.     Conversion.  The Series A Preferred Stock shall not be
                          ----------
convertible into or exchangeable for any other property or securities of the Corporation.

          Section  9.     Amendment.  This  Certificate of Designation shall not
                          ---------
be amended in any manner that would materially and adversely affect the holders of the Series A Preferred Stock without the affirmative consent or vote of the holder of the Series A Preferred Stock.

          IN WITNESS WHEREOF, the undersigned has executed and subscribed this certificate and does affirm the foregoing as true under the penalties of perjury this 27th day of August, 2003.


                                      /s/   Terry  Logan
                                   ---------------------
                                   Terry  Logan
                                   President

ATTEST:

    /s/   James  K.  McHugh
---------------------------

Corporate  Secretary

Exhibit D
---------
                                AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        N-VIRO INTERNATIONAL CORPORATION


It  is  hereby  certified  that:
1.     The  name  of  the corporation (hereinafter called the "Corporation") is:
                        N-VIRO INTERNATIONAL CORPORATION
2. This Amendment to the Corporation's Amended and Restated Certificate of Incorporation hereby amends Article FIVE, Section 1, of the Amended and Restated Certificate of Incorporation of the Corporation as set forth herein.
3. Article FIVE, Section 1, is hereby deleted in its entirety and the following shall be inserted herein:
                                  ARTICLE FIVE
1.     BOARD  OF  DIRECTORS
The number of Directors shall initially be seven (7); provided, however, that such number of Directors may from time to time be increased and decreased by a duly adopted resolution of the Board but shall in no event be reduced to less than seven (7) nor increased to more than nine (9). The Board of Directors shall be divided into two classes (designated as "Class One Directors" and "Class Two Directors"), as nearly equal in number as the then total number of Directors constituting the entire Board permits, with the term of office of one class expiring each year. The initial Class One Directors shall consist of four
(4) Directors and shall hold office for a term expiring at the 2005 annual meeting of stockholders and the initial Class Two Directors shall consist of three (3) Directors and shall hold office for a term expiring at the 2004 annual meeting of stockholders, with the members of each class of Directors to hold office until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal. At each such annual meeting of stockholders and at each annual meeting thereafter, successors to the class of Directors whose term expires at that meeting shall be elected and qualified, subject to prior death, retirement, resignation or removal. At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be Directors. No Director or class of Directors may be removed from office by a vote of the stockholders at any time except for cause. Election of Directors need not be by written ballot unless the Bylaws of the Corporation so provide.
4. This Amendment to the Restated Certificate of Incorporation has been duly adopted by the required vote of stockholders in accordance with Section 242 of the General Corporation Law of Delaware.
5. This Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors in accordance with Section 242 of the General Corporation Law of the State of Delaware.
Signed  and  attested  to  on  _______________,  2003.

By:
   ------------------------
     Terry  J.  Logan,  Chief  Executive  Officer

ATTEST:

--------------------------
James  K.  McHugh,  Secretary





                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        N-VIRO INTERNATIONAL CORPORATION

Dated:          August  29,  2003          By:       /s/  James  K.  McHugh
                -----------------                  ------------------------
                                                          James  K.  McHugh
                                                  Chief  Financial  Officer